                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the registrant / /
    Filed by a party other than the registrant /X/
    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Louisiana-Pacific Corporation
- -------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                            Merrill Corporation
- ------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
/ /  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:


        ------------------------------------------------------------------------
     (3) Filing party:


        ------------------------------------------------------------------------
     (4) Date filed:


        ------------------------------------------------------------------------

[LOGO]      LOUISIANA-PACIFIC CORPORATION         Proxy Statement and
            111 S.W. Fifth Avenue                 Notice to Stockholders of
            Portland, Oregon 97204                Annual Meeting
            (503) 221-0800                        May 3, 1994

                                                                   April 1, 1994

Dear Stockholder:

    On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Tuesday, May 3, 1994, at 10:30 a.m. at John Ascuaga's Nugget, 1100 Nugget Avenue, Sparks, Nevada. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

    At this year's meeting, in addition to the election of three directors and approval of the appointment of auditors, you will be asked to vote upon approval of the 1994 Employee Stock Purchase Plan. Your Board of Directors unanimously recommends a vote FOR each of these proposals.

    Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy at your earliest convenience.

    On behalf of the Board of Directors, thank you for your interest and support.

Sincerely,

[SIGNATURE]

Harry A. Merlo
CHAIRMAN AND PRESIDENT

                            How to get to The Nugget

When leaving the Reno/Cannon International Airport, follow the signs for Route 395 North. Take Route 395 north to its intersection with I-80, turn east, and then take the Nugget Avenue exit off of I-80. In addition, the Nugget Shuttle offers free frequent service to and from the airport.

                                     [MAP]

    On written request, Louisiana-Pacific will provide, without charge, a copy of the Corporation's Form 10-K Report for 1993 filed with the Securities and Exchange Commission (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of the Corporation's common stock on March 16, 1994, the record date for the 1994 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in April 1994. Requests should be sent to: Pamela A. Selis, Director of Corporate Communications, Louisiana-Pacific Corporation, 111 S.W. Fifth Avenue, Portland, Oregon 97204.

                         LOUISIANA-PACIFIC CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 3, 1994

    The annual meeting of stockholders of Louisiana-Pacific Corporation ("L-P") will be held at John Ascuaga's Nugget, 1100 Nugget Avenue, Sparks, Nevada, on Tuesday, May 3, 1994, at 10:30 a.m., local time, to consider and vote upon the following matters:

    1.  Election of three Class III directors.

    2.  Approval of L-P's 1994 Employee Stock Purchase Plan.

    3. Approval of the appointment of Arthur Andersen & Co., independent public accountants, to examine L-P's financial statements for 1994.

    Only stockholders of record at the close of business on March 16, 1994, are entitled to notice of and to vote at the meeting.

                                    ANTON C. KIRCHHOF, SECRETARY

Portland, Oregon
April 1, 1994

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR STOCK MAY BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                PROXY STATEMENT

    Louisiana-Pacific Corporation, a Delaware corporation ("L-P"), is soliciting proxies on behalf of its board of directors to be voted at the 1994 annual meeting of stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are first being sent to stockholders on approximately April 1, 1994.

                                VOTING PROCEDURE

    A proxy card is enclosed for your use. To vote by proxy, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States.

    You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the board of directors -- FOR items 1 through 3 listed on the notice of annual meeting.

    If you return a proxy card, you may revoke it (i) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of L-P at any time before the meeting, or (ii) by voting in person at the annual meeting.

    If you participate in the Automatic Dividend Reinvestment Plan offered by First Chicago Trust Company of New York, all the shares held for your account in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account under the plan will not be voted.

    Only stockholders of record at the close of business on March 16, 1994, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 110,276,380 shares of common stock, $1 par value ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common

Stock  represented  at  the  meeting   will  constitute  a  quorum.   Additional
information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below.

    The board of directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to L-P except (i) in the case of communications intended for management, (ii) in the event of certain contested matters, or (iii) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

    The three nominees for the board positions to be voted on at the meeting are now members of the board of directors. The term of office for the positions to be voted on will expire at the annual meeting of stockholders in 1997. The nominees are:

BONNIE GUITON HILL                                NOMINEE FOR TERM EXPIRING 1997

    Effective April 1, 1993, Bonnie Guiton Hill, age 52, was appointed by the board of directors to fill a newly created directorship. Ms. Hill has been Dean of the McIntire School of Commerce at the University of Virginia since July 1992. From February 1991 to July 1992, she was Secretary of the California State and Consumer Services Agency. From September 1990 to February 1991, Ms. Hill was President of Earth Conservation Corp., a nonprofit organization. From April 1989 to September 1990, she was Director of the United States Office of Consumer Affairs and Special Advisor to the President for Consumer Affairs. Prior to that time, she served as Assistant Secretary for Vocational and Adult Education in the United States Department of Education. Ms. Hill is also a director of Niagara Mohawk Power Corporation and Hershey Foods Corporation.

HARRY A. MERLO                                    NOMINEE FOR TERM EXPIRING 1997

    Harry A. Merlo, age 69, is Chairman and President of L-P. He has served on its board of directors since 1972. Mr. Merlo is also a director of Lattice Semiconductor Corp. and Whitman Corporation.

FRANCINE I. NEFF                                  NOMINEE FOR TERM EXPIRING 1997

    Francine I. Neff, age 68, has served as a director of L-P since 1984. She is vice president of Nets, Inc., a private investment corporation. Mrs. Neff is also a director of Hershey Foods Corporation, E-Systems, Inc., and D.R. Horton, Inc. She was formerly Treasurer of the United States and National Director of the U.S. Savings Bonds Division.

    YOUR SHARES REPRESENTED BY A PROPERLY COMPLETED AND RETURNED PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES UNLESS AUTHORITY TO VOTE IS WITHHELD. If any of the nominees becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the board of directors.

    The three nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder failed to return a proxy, because the broker holding the shares did not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

CONTINUING DIRECTORS

    The other current members of the board of directors, whose terms of office will continue beyond the 1994 annual meeting of stockholders, are:

PIERRE S. DU PONT IV                                   CURRENT TERM EXPIRES 1996

    Pierre S. du Pont IV, age 59, has been a director since August 1991. He is a partner in the Wilmington, Delaware, law firm of Richards, Layton & Finger. He is a former governor of Delaware and a former member of the United States House of Representatives. Gov. du Pont is also a director of Northwestern Mutual Life Insurance Co., Whitman Corporation, and PET Inc.

JAMES EISSES                                           CURRENT TERM EXPIRES 1996

    James Eisses, age 57, became a director in February 1991. He was appointed Vice President, Operations, in June 1991 and was appointed Executive Vice President effective January 1, 1994. He also continues as General Manager of L-P's Northern Division, a position he has held since 1986.

DONALD R. KAYSER                                       CURRENT TERM EXPIRES 1996

    Donald R. Kayser, age 63, retired from his position as Executive Vice President and Chief Financial Officer of Morrison Knudsen Corporation in 1990. He was Senior Vice President and Chief Financial Officer of Allied Signal Inc., until July 1988. Mr. Kayser was an executive officer of L-P until 1982 and has been a director of L-P since 1972. Mr. Kayser is also a director of Guy F. Atkinson Company of California.

RONALD L. PAUL                                         CURRENT TERM EXPIRES 1995

    Ronald L. Paul, age 50, was elected by the board of directors as of January 1, 1994, to fill a vacancy. Effective January 1, 1994, he became Vice President, Operations, of L-P. He continues as General Manager of L-P's Southern Division, a position he has held since 1982.

CHARLES E. YEAGER                                      CURRENT TERM EXPIRES 1995

    Charles E. Yeager, age 71, is a retired Brigadier General, United States Air Force. Gen. Yeager has been a director of L-P since 1984.

BOARD AND COMMITTEE MEETINGS

    During 1993, the board of directors held four regular quarterly meetings. Each director attended at least 75% of the total number of the meetings of the board and the meetings held by all committees of the board on which he or she served during 1993, except Ms. Hill who attended three of six such meetings.

AUDIT COMMITTEE

    The board of directors has an audit committee consisting of Mr. Kayser, chairman, Gov. du Pont, Ms. Hill, Mrs. Neff, and Gen. Yeager. During 1993, the audit committee held three meetings, one of which was a telephone conference meeting.

The audit committee reviews and reports to the board with respect to various auditing and accounting matters, including the selection of independent public accountants for L-P, the scope of audit procedures, the services to be performed by and the fees to be paid to L-P's independent public accountants, the performance of such accountants and of L-P's internal auditors, and the accounting practices of L-P.

COMPENSATION COMMITTEE -- INTERLOCKS AND INSIDER PARTICIPATION

    The board of directors has a compensation committee consisting of the five outside directors; Mrs. Neff, chairman, Gov. du Pont, Ms. Hill, Mr. Kayser, and Gen. Yeager. Mr. Kayser was an executive officer of L-P until 1982.

    The compensation committee held three meetings during 1993, one of which was a telephone conference meeting. The compensation committee's functions are to make awards under and to administer L-P's Key Employee Restricted Stock Plan, to administer L-P's 1984 and 1991 Employee Stock Option Plans with respect to the participation of employees who are officers or directors of L-P, including the granting of stock options to those employees, and to consider and make recommendations to the board regarding all other forms of compensation for L-P's executive officers, including salaries and bonuses.

    During 1993, L-P paid $80,000 to the law firm of Richards, Layton & Finger (in which Gov. du Pont is a partner) as an advance of legal expenses incurred by the individual directors of L-P, who were named as defendants in a derivative lawsuit filed by a stockholder of L-P alleging that costs incurred by L-P in connection with the settlement of an EPA enforcement action were the result of mismanagement by the individual defendants. Although the defendants denied the allegations of the stockholder derivative action, L-P agreed to settle the action in order to avoid further expense and the inconvenience and distraction of protracted litigation. In the settlement, L-P agreed to establish an environmental affairs committee, to distribute a policy on employee duties with respect to environmental compliance, to retain an outside consultant to whom L-P employees may report environmental problems, and to publish a report of an independent environmental firm. In addition, L-P agreed to pay plaintiffs' attorneys fees up to $125,000 as awarded by the court.

    Information concerning executive compensation is set forth below under the caption "Executive Compensation."

ENVIRONMENTAL AFFAIRS COMMITTEE

    In January 1994, the board of directors created an environmental affairs committee, initially consisting of Ms. Hill, chairman, Gov. du Pont, Mr. Kayser, Mrs. Neff, and Gen. Yeager. The environmental affairs committee is responsible for reviewing the effectiveness of L-P's environmental compliance program.

NOMINATING COMMITTEE; NOMINATIONS FOR DIRECTOR

    The nominating committee of the board of directors has as members Gen. Yeager, chairman, Gov. du Pont, Ms. Hill, Mr. Kayser, Mr. Merlo, and Mrs. Neff. During 1993, the nominating committee held one meeting. The nominating committee is authorized to establish procedures for selecting and evaluating potential nominees for director and to recommend to the board of directors criteria for membership on the board of directors, policies on the size and composition of the board, candidates for director, and the composition of board committees. The nominating committee meets early each year to consider and recommend nominees for election at the annual meeting of stockholders and at such other times as necessary or desirable to enable the committee to perform its duties. It will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to L-P to the attention of the chairman of the nominating committee.

    L-P's Bylaws provide that nominations for election to the board of directors may be made by the board or by any stockholder entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of the corporation and must include the name and address of the stockholder and each proposed nominee, a representation that the stockholder is a record holder of

Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of any arrangements or understandings pursuant to which the nominations are to be made, the consent of each proposed nominee to serve as a director if elected, and such other information regarding each nominee as would be required to be included in L-P's proxy statement had the person been nominated by the board of directors. With respect to an election to be held at an annual meeting of stockholders, such notice must be given at least 60 days in advance of the meeting or, if the meeting is held on a date other than the first Friday in May, within 10 days after the first public disclosure of the meeting date.

            ITEM 2 -- APPROVAL OF 1994 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    On January 30, 1994, the board of directors adopted, subject to stockholder approval, the Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan (the "Purchase Plan"), covering a maximum of 700,000 shares of Common Stock. The Purchase Plan allows all employees of L-P and certain of its subsidiaries the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions. Approximately 12,500 employees are eligible to participate in the Purchase Plan. L-P has offered similar plans to its employees for many years.

    The Purchase Plan provides for two separate offering and purchase periods. It is anticipated that 350,000 shares will be offered for subscription during each offering period. The first offering period will commence on September 1, 1994, and end on September 30, 1994. The first purchase period (the period during which payroll deductions are made to pay for the shares subscribed for during the first offering period) will end September 30, 1996. The second offering period will commence on September 1, 1995, and will end on September 30, 1995. The second purchase period will end September 30, 1997.

TERMS OF THE PURCHASE PLAN

    The subscription price per share for  each purchase period is the lesser  of
(i) 85% of the mean between the high and low sale prices for shares of Common Stock reported on the New York Stock Exchange -- Composite Transactions on the day before the offering period commences and (ii) the mean between the high and low sale prices so reported on the date the purchase period ends, or on any earlier date of purchase provided for in the Purchase Plan. The mean between the high and low sale prices for Common Stock reported on the New York Stock Exchange -- Composite Transactions on March 16, 1994, was $41.375 per share.

    The number of shares that may be subscribed in each offering period is limited in relation to the monthly compensation of each employee, up to a maximum equal to the number of shares which can be purchased with $21,240. The number of shares subscribed and the purchase price per share is subject to adjustment in the event of future stock dividends, stock splits or certain other capital adjustments.

    An employee may terminate a subscription at any time before the full purchase price for the subscribed shares has been paid and be refunded the full amount withheld, plus interest, at the rate of 6 1/4% per annum. An employee may also reduce the number of subscribed shares and (i) receive a refund of the amount withheld which is in excess of the amount which would have been withheld if his subscription had been for the reduced number of shares, plus interest on the refund at the rate of 6 1/4% per annum or (ii) have the excess applied to reduce the amount of future installments of the purchase price.

    An employee whose employment is terminated for any reason other than retirement, disability, or death (or the personal representative of an employee who dies after such termination) may, at his election, be refunded the full amount withheld, plus interest, at the rate of 6 1/4% per annum, or receive the whole number of shares which could be purchased at the purchase price with such amount, together with a cash refund of any balance. An employee who retires or is permanently disabled (or the personal representative of an employee who dies while employed, retired, or disabled) at any time before the full purchase price of the subscribed shares has been paid has the rights described above and, in addition, may prepay the entire unpaid balance for the subscribed shares and receive such shares. Any such election must be made within three months following any termination of employment and prior to the end of the respective purchase period.

    A copy of the Purchase Plan is attached as Exhibit A and is incorporated herein by reference.

U.S. FEDERAL INCOME TAX ASPECTS

    For purposes of U.S. federal income taxation, an employee who is continuously employed by L-P or a subsidiary during the period beginning on the offering date and ending three months before the date on which the amount of his payments is no longer subject to withdrawal, and who makes no disposition of the shares within one year after the date of transfer of the shares to him or within two years after the offering date, will not receive any taxable income upon his subscription or when he completes payment for or receives delivery of the shares. Under these circumstances, there will be no tax effect to L-P (it will not be entitled to any deduction from income by reason of the employee's subscription or purchase). Any gain which may be recognized by the employee on the ultimate disposition of the shares will be treated as ordinary income in an amount equal to the lesser of (i) the amount of the gain or (ii) the difference between the maximum purchase price and the market price of Common Stock on the day preceding commencement of the offering. Gain in excess of such amount or any loss on disposition will be treated as capital gain or loss.

    An earlier disposition of the shares will result in any excess of the fair market value of the shares at the time of purchase over the purchase price being treated as compensation taxable to the employee at ordinary income tax rates in the year in which the disposition occurs, in which event L-P will be entitled to a corresponding deduction from income.

STOCKHOLDER APPROVAL

    In order to meet federal income tax requirements, the Purchase Plan must be approved by stockholders within 12 months after the date of its adoption by the Board of Directors. Approval of the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on such approval at a meeting of stockholders. Shares of Common Stock for which a proxy is returned but which are not voted for approval of the Purchase Plan (by voting against the Purchase Plan, by abstaining, or because a broker or other nominee holding the shares did not vote on such issue) will all have the effect of voting against the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PURCHASE PLAN.

                      ITEM 3 -- APPROVAL OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has reappointed Arthur Andersen & Co., independent public accountants, to examine the financial statements of L-P for 1994. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the stockholders, the board has decided to ask the stockholders to approve the appointment. If the stockholders do not approve such appointment, the board will reconsider the appointment.

    L-P expects representatives of Arthur Andersen & Co. to be present at the annual meeting and to be available to respond to appropriate questions from stockholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

    Approval of the appointment of the accountants will require the affirmative vote of a majority of the total votes cast on this issue at the meeting. Shares that are not represented at the meeting, shares that abstain from voting on this issue, and shares not voted on this issue by brokers or nominees will not be counted as voted for purposes of computing a majority.

                                 OTHER BUSINESS

    At the time this proxy statement was printed, management knew of no matters other than the items of business listed in the Notice of Annual Meeting of Stockholders which might be presented for stockholder action at the meeting. If any matters other than such listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.

                            HOLDERS OF COMMON STOCK

    The following table summarizes the beneficial ownership of Common Stock of the directors and executive officers of L-P and of each person or group known to L-P to own beneficially more than 5% of the outstanding shares of Common Stock:

                                                          COMMON STOCK
                                                       BENEFICIALLY OWNED      APPROXIMATE
                                                         AS OF MARCH 16,       PERCENT OF
NAME                                                         1994(1)              CLASS
- ----------------------------------------------------  ---------------------  ---------------
Pierre S. du Pont IV................................          10,500(5)                --%
James Eisses........................................          58,609(4)                --
John C. Hart........................................          41,648(2)                --
Bonnie Guiton Hill..................................           9,000(5)                --
Donald R. Kayser....................................          44,704(5)                --
Harry A. Merlo......................................       1,741,083(3,4,5,6)          1.6%
Francine I. Neff....................................           3,334(5)                --
Ronald L. Paul......................................          29,979(4,5)              --
Robert M. Simpson...................................          23,556(4,5)              --
Charles E. Yeager...................................           1,000                   --
All directors and executive officers
 as a group (14 persons)............................       2,109,802(4,5)             1.9%
Louisiana-Pacific Hourly Employee
 Stock Ownership Trust..............................       4,027,010(3)               3.7%
Louisiana-Pacific Salaried Employee
 Stock Ownership Trust..............................       3,060,112(3)               2.8%

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ------------------------
(1) Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2) Mr. Hart retired as an officer and director effective December 31, 1993.

(3) As one of the trustees of the L-P Hourly and Salaried Employee Stock Ownership Trusts (111 S.W. Fifth Avenue, Portland, Oregon 97204), Mr. Merlo shares voting power with respect to, and thus is considered to beneficially own, 7,087,122 shares (6.4%) of the outstanding Common Stock held in such trusts, including 2,444 shares beneficially owned by officers of L-P. These represent shares held by the trusts as to which the trustees together have sole voting power; generally, shares which have not been allocated to individual employee accounts.

(4) Includes shares held by the L-P Salaried Employee Stock Ownership Trust and beneficially owned by the following officers: Mr. Eisses, 7,664 shares; Mr. Merlo, 31,401 shares; Mr. Paul, 11,979 shares; Mr. Simpson, 2,006 shares; and all executive officers as a group, 70,137 shares. See note 3 above.

(5) Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 16, 1994, as follows: Gov. du Pont, 9,000 shares; Ms. Hill, 9,000 shares; Mr. Kayser, 9,000 shares; Mr. Merlo, 480,000 shares; Mrs. Neff, 2,000 shares; Mr. Paul, 18,000 shares; Mr. Simpson, 12,000 shares; and all executive officers as a group, 591,800 shares.

(6) Includes 225,300 shares held by the Harry A. Merlo Foundation, Inc., of which Mr. Merlo is a director.

                             EXECUTIVE COMPENSATION

    The following material summarizes L-P's executive compensation in the format required by applicable regulations of the Securities and Exchange Commission. In accordance with those regulations, the material under the captions "Compensation Committee Report" and "Performance Graph" is not to be deemed "soliciting material" or to be "filed."

COMPENSATION COMMITTEE REPORT

    To the stockholders of Louisiana-Pacific Corporation:

    The Compensation Committee of the board of directors administers L-P's restricted stock plan and, with respect to employees who are officers or directors, L-P's stock option plans and, in addition, has overall responsibility for compensation decisions affecting the three most senior executive officers -- in 1993, these were Messrs. Merlo, Eisses, and Hart. Decisions on salary and bonuses for divisional general managers are the responsibility of the three top executive officers.

    Each year the Compensation Committee of the board of directors conducts a review of L-P's executive compensation program. This annual review includes analyzing data comparing the competitiveness of L-P's executive compensation with comparable corporations, based on corporate performance, stock price appreciation, and total return to stockholders. The comparable corporations include six companies in the Standard and Poor's Paper and Forest Products Index (excluding those which are primarily paper companies) plus one other forest products company similar in size to L-P.

    There is no fixed policy governing the relationship of L-P's compensation practices to the other comparable corporations. In 1993, salary and bonuses of each of L-P's executive officers were below the median salary and bonuses of comparable executives of the other corporations.

    The key elements of L-P's compensation program for the chief executive officer and other executive officers consist of base salary, stock options, restricted stock subject to performance criteria ("performance awards") and the salaried employee stock ownership trust ("ESOT") including deferred compensation in lieu of ESOT contributions. L-P has no golden parachute or change-of-control arrangements and no employment contracts for executive officers. There is no pension plan since executive officers participate in the salaried ESOT plan with other salaried employees. Also, the Compensation Committee's policy is not to award any cash bonuses in any year in which an executive will be receiving shares issued under performance awards based upon satisfaction of performance criteria. In years when no performance award shares are issued, the committee may, on a case-by-case basis, elect to award one or more cash bonuses. The principal criteria for such cash bonuses would be levels of corporate performance which, while not meeting the targeted levels, nonetheless compare favorably with other corporations in L-P's industry.

    A principal aim of L-P's compensation policy is to connect the interests of its executives with corporate performance and increases in stockholder value. Two vehicles to meet these objectives are (i) stock options, the value of which is tied to the price performance of L-P Common Stock, and (ii) restricted stock performance awards, the vesting of which is based on annual return on equity computations. For the chief executive officer and other executive officers, these stock-based forms of compensation are awarded in amounts which, if L-P is successful, will result in these awards being the dominant element of compensation. In addition, the use of an ESOT in lieu of a defined benefit pension plan ties the retirement income of executives closely to the long-term performance of L-P Common Stock.

    Restricted stock performance awards are generally awarded in four-year cycles under the Key Employee Restricted Stock Plan. Up to one-fourth of the total number of shares awarded to a participant may be issued in each of the first four years after the award, subject to attainment of performance goals and subject to possible acceleration as provided in the plan. The number of shares issued in each year is based on L-P's return on equity (as defined by its Compensation Committee) for the preceding fiscal year ("ROE"). If ROE meets or exceeds the target level, the full installment of shares for that year (i.e., one-fourth of the total) is issued. If ROE is at least 83% of the target level, 60% of that year's installment of shares is issued. If ROE is at least 67% of the target level (referred to in the table as the threshold level), then 30% of that year's installment of shares is issued. If ROE is less than

67% of the target level, no shares will be issued. Any shares not issued in a particular year because of failure to achieve required levels of ROE are forfeited. No cash dividends are paid on restricted stock performance awards until shares are issued.

    The Committee believes that corporate performance includes, in addition to stock market and financial performance, such factors as the quality of L-P's products and services; providing innovative, environmentally-friendly, and affordable building products to homebuilders; monitoring and improving L-P's environmental performance; and maintaining equitable opportunity for L-P's employees. The Compensation Committee, therefore, also takes these factors into account in making compensation decisions. Although return on equity and return to stockholders are generally given significant attention, there is no particular ranking or weighting given to the various elements of corporate performance. The Committee also bases compensation decisions on individual performance as well as corporate results.

    Compensation decisions affecting divisional general managers generally consider the same types of performance factors as are considered for the three top executive officers. However, compensation decisions concerning the three top executive officers generally focus on L-P's overall corporate performance while decisions concerning general managers usually focus on the performance of their particular divisions. Therefore, the timing and amount of bonuses and salary increases for divisional general managers may vary from those of the three top executive officers.

    Grants of stock options have generally been made on a five-year cycle and performance awards of restricted stocks are generally made on a four-year cycle (i.e., in each case after the previous grant or award has vested or expired). However, there may be individual variations because of promotions or other factors. Grants of stock options take into account, among other factors, the number of options previously granted to the executive. In the future, the Committee may consider granting options on a three-year cycle and reducing the life of the options from ten years to five years.

    The Compensation Committee further realizes that corporations need to be competitive in compensation in order to attract and retain qualified executives. To the extent consistent with its goal of maintaining a fair and competitive compensation package, the compensation committee attempts to structure L-P's executive compensation to be deductible for income tax purposes by complying with applicable tax requirements, including the recently adopted limits on deductibility of certain types of compensation.

    The Committee believes that it has aligned the interests of stockholders and management through the linking of executive compensation directly to corporate performance through the plans mentioned above. The Committee recognizes Harry A. Merlo and his executive team for their leadership, particularly in the development of new and affordable products and their farsighted strategic planning, which the Compensation Committee believes have resulted in excellent performance in 1993 and the excellent returns to stockholders as noted in the accompanying performance graph.

    Major compensation decisions made during 1993 include the following:

    1. Base salaries were not increased for Mr. Merlo or the other two executive officers whose salaries are subject to the Compensation Committee's jurisdiction and no cash bonuses were awarded to them.

    2. The vesting of previously granted restricted stock performance awards was accelerated in December 1993, after it became clear that L-P would significantly exceed the relevant return on equity performance targets for 1993. The acceleration of these issuances by approximately one month provided certain tax benefits to L-P and the affected executives and ensured that the compensation expense attributable to 1993 performance would be fully expensed in 1993.

    The factors affecting increases and decreases of the chief executive officer's compensation are the same as those described above for executive officers generally. Differences in relative levels of compensation for the chief executive officer reflect the committee's judgment of his greater responsibility for L-P's performance. For information concerning the residence leased to Mr. Merlo, see "Management Transactions" below.

Respectfully submitted,

Pierre S. du Pont IV
Bonnie Guiton Hill
Donald R. Kayser
Francine I. Neff
Charles E. Yeager

PERFORMANCE GRAPH

    The following graph is required to be included in this proxy statement under applicable rules of the Securities and Exchange Commission. The graph compares the total cumulative return to investors, including dividends paid (assuming reinvestment of dividends) and appreciation or depreciation in stock price, from an investment in L-P Common Stock for the period January 1, 1989, through December 31, 1993, to the total cumulative return to investors from the Standard & Poor's 500 Stock Index and the Standard & Poor's Paper and Forest Products Index for the same period. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

                              [PERFORMANCE GRAPH]

YEAR END                                              1988         1989         1990         1991         1992         1993
- -------------------------------------------------------------------------------------------------------------------------------
Louisiana Pac Corp                                        100          157          103          172          353          493
S&P 500                                                   100          132          128          166          170          197
S&P Paper & Forest Prod                                   100          121          110          139          159          175

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                     -----------------------------------
                                            ANNUAL COMPENSATION              AWARDS            PAYOUTS
                                        ---------------------------  ----------------------  -----------
                                                             OTHER               SECURITIES   LONG TERM     ALL
             NAME AND                                       ANNUAL   RESTRICTED    UNDER-     INCENTIVE    OTHER
            PRINCIPAL                                       COMPEN-    STOCK       LYING        PLAN      COMPEN-
             POSITION             YEAR   SALARY    BONUS    SATION(1) AWARDS(2)  OPTIONS(3)  PAYOUTS(4)   SATION(5)
  ------------------------------  ----  --------  --------  -------  ----------  ----------  -----------  --------
  Harry A. Merlo................  1993  $650,000     --     $94,669     --          --       $11,306,250  $152,342
  Chairman and                    1992  $650,000     --     $79,073     --          --           --       $152,342
  President (CEO)                 1991  $650,000  $100,000  $92,089  $1,050,000    900,000       --       $162,342
  James Eisses..................  1993  $375,000     --                 --          --       $ 2,826,563  $ 62,228
  Vice President,                 1992  $375,000     --                 --          --           --       $ 62,228
  Operations(6)                   1991  $335,417     --              $ 378,000     300,000       --       $ 42,825
  John C. Hart..................  1993  $325,000     --                 --          --       $ 2,261,250  $799,740
  Vice President,                 1992  $325,000     --                 --          --           --       $ 54,778
  Finance and Treasurer(6)        1991  $325,000  $ 50,000           $ 210,000     180,000       --       $ 59,778
  Ronald L. Paul................  1993  $200,000     --                 --          --       $ 2,261,250  $ 21,483
  General Manager                 1992  $187,500     --                 --          --           --       $ 18,750
  Southern Division(6)            1991  $175,000     --                 --          90,000       --       $ 17,500
  Robert M. Simpson.............  1993  $150,000     --                 --          --       $ 1,089,375  $ 16,111
  General Manager                 1992  $ 97,500     --                 --          60,000       --         --
  Western Division                1991     --        --                 --          --           --         --

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ------------------------
(1) The amounts shown as Other Annual Compensation represent the estimated incremental cost to L-P of personal benefits provided to those executive officers for whom the aggregate cost exceeds the lesser of $50,000 or 10% of their annual salary and bonus. The amount shown for Mr. Merlo in 1993 includes $83,736 as the estimated portion of operating costs attributable to Mr. Merlo's personal use of the furnished residence rented to him as described under "Management Transactions." Other Annual Compensation does not include any amounts attributable to purchases of Common Stock pursuant to L-P's employee stock purchase plans, as all employees are eligible to participate in those plans.

(2) The amounts shown represent the values (on the award date) of shares awarded under the Key Employee Restricted Stock Plan in 1991. Under the
    awards, the shares vest and are issued to the executives in four annual installments, subject to continued employment of the executives. In December 1992, the Compensation Committee voted to accelerate vesting of all remaining shares under these awards. The principal reason for the Compensation Committee's decision was then proposed changes in federal income taxation that, if enacted, would reduce or eliminate the Company's tax deduction for the restricted stock awards and could increase the tax cost to the executives. The Compensation Committee recognized that accelerated vesting could confer an unintended benefit on an executive who ceases to be employed prior to the scheduled vesting date(s), but the Committee concluded this risk was outweighed by the negative effects of proposed tax legislation that would significantly alter the economic assumptions under which the awards were originally made. All other restricted stock awards are subject to attainment of performance goals and are classified as long term incentive awards.

(3) Number of shares subject to options granted.

(4) Amounts shown represent the value (at date of issuance) of shares issued in 1993 under previously granted restricted stock awards based upon L-P's attainment of performance goals in 1992 and 1993. Because shares attributable to 1993 performance were issued in December 1993 (rather than early in the following year as was the prior practice), the 1993 amounts in effect represent two years of incentive plan payouts. No performance-related shares were issued in 1991 or 1992; the restricted stock installments for those years were forfeited because of failure to meet the performance goals in the prior years. At December 31, 1993, the number of restricted stock performance awards held by the executives subject to the future satisfaction of performance criteria was as follows: Mr. Merlo, 300,000 shares; Mr. Eisses, 75,000 shares; Mr. Hart, none; Mr. Paul, 60,000 shares; and Mr. Simpson, 30,000 shares.

(5) Amounts shown include the annual contribution to funded and unfunded defined contribution plans (i.e., employee stock ownership trust ("ESOT") contribution plus deferred compensation for amounts in excess of the maximum permitted ESOT contribution) equal to 10% of salary and bonus. The excess over 10% of salary and bonus represents premiums for life insurance in excess of group life insurance provided to salaried employees generally. In 1993, the respective amounts of ESOT contributions, unfunded deferred compensation, and insurance premiums for the named executives were: Mr. Merlo, $23,584, $41,416, and $87,342; Mr. Eisses, $23,584, $13,916, and
    $24,728; Mr. Hart, $23,584, $77,041,  and $17,865; Mr. Paul, $21,483,  none, and none; and Mr. Simpson, $16,111, none, and none. In addition, for 1993, Mr. Hart received $681,250 as an early retirement severance payment.

(6) Mr. Hart retired as an officer and director effective December 31, 1993. In January, 1994, Mr. Eisses became executive vice president and Mr. Paul became vice president -- operations.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                           SHARES                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                          ACQUIRED                UNDERLYING UNEXERCISED           IN-THE-MONEY
                                             ON                  OPTIONS/SARS AT DECEMBER        OPTIONS/SARS AT
                                          EXERCISE                       31, 1993               DECEMBER 31, 1993
                                           DURING     VALUE     --------------------------  --------------------------
NAME                                        1993     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------                    --------  ----------  -----------  -------------  -----------  -------------
Harry A. Merlo..........................     --         --        480,000       540,000     $19,800,080  $ 22,275,000
James Eisses............................   60,000   $1,453,300          0       180,000     $   --       $  7,425,000
John C. Hart............................   36,000   $  833,350          0             0     $   --       $    --
Ronald L. Paul..........................   18,000   $  443,610          0        54,000     $   --       $  2,227,500
Robert M. Simpson.......................   12,000   $  203,820          0        48,000     $   --       $  1,980,000

MANAGEMENT TRANSACTIONS

    L-P owns and leases to Mr. Merlo a furnished residence in Portland, Oregon, which is used for numerous corporate and business functions. The lease is renewable by Mr. Merlo on a year-to-year basis. During 1993, the rent was $3,000 per month, based upon an independent appraisal of the reasonable rental value performed in April 1992. L-P pays substantially all the costs of maintaining, improving, operating, and insuring the property and pays real property taxes; during 1993, the noncapitalized cost to L-P aggregated $335,000, including depreciation. Mr. Merlo has an option to purchase the property for L-P's book value, which was approximately $972,000 at December 31, 1993.

    During 1993, Robert M. Simpson, the son of Lee C. Simpson (who was a director until June 1993), was employed by L-P for the compensation described above.

    See "Item 1 -- Election of Directors; Compensation Committee -- Interlocks and Insider Participation" for a description of an additional transaction.

DIRECTORS' COMPENSATION

    Each director of L-P who is not an employee of L-P receives for all services as a director fees at the rate of $16,000 per year, plus $1,750 for each board meeting attended, $1,000 for each committee meeting attended ($1,250 for committee chairpersons) and, for participation in each telephone conference meeting, $750 for a board meeting and $500 for a committee meeting.

    The board of directors has adopted an unfunded deferred compensation plan for directors which permits outside directors to elect to defer either all compensation to be received from L-P as a director or only the annual fees. Such deferred compensation earns interest at a rate equal to the 90-day rate paid on certain high-grade commercial paper, adjusted quarterly. Payment of deferred amounts shall be made, at the director's option, in a lump sum or in substantially equal quarterly installments over a 5-year or 10-year period beginning the first quarter after he or she ceases to be a director.

    L-P's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic granting every five years of options to purchase shares of L-P Common Stock to members of the board of directors who are not employees of L-P or any of its subsidiaries. Each option under the Director Plan entitles the holder to purchase 45,000 shares of Common Stock at a price equal to 85% of the Fair Market Value (as defined) of a share of L-P Common Stock on the date of grant. Each option becomes exercisable as to 20% of the shares covered by the option (i.e., 9,000 shares) on each of the first through fifth anniversaries of the date of grant. Options will become immediately exercisable upon the death of the optionee or upon the occurrence of a "change in control" (as defined) of L-P. Each option expires ten years after the date of grant, subject to earlier termination if the optionee ceases to be a member of the board of directors.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the proxy statement and proxy for the 1995 annual meeting of stockholders of L-P must be received by L-P no later than December 2, 1994.

    L-P's Bylaws permit business in addition to that included in its proxy materials to be presented at an annual meeting of stockholders by a stockholder of record, provided that such stockholder gives written notice thereof to the Chairman in the manner and within the time periods described under "Item 1 -- Election of Directors; Nominating Committee" above with respect to nominations for director. Such notice must include, as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business and the reason for presenting it, the name and address of the stockholder as they appear on L-P's stock ledger, a representation that the stockholder is a record holder and intends to appear at the meeting in person or by proxy to propose such business, and any material interest of the stockholder in such business. The meeting chairman shall, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, whereupon such business shall not be transacted.

                                    GENERAL

    Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange by L-P's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Section 16 reports filed by L-P's reporting persons and written representations by such persons, to L-P's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures, except that, in June 1993, Mr. Eisses was 12 days late in filing a required Form 4 report of a sale of L-P shares because he mistakenly believed the sale should be reported as of its settlement date in June 1993 rather than its trade date in May 1993.

    The cost of soliciting proxies will be borne by L-P. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of L-P, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, telegraph, or cable.

    L-P will request brokers, dealers, banks, voting trustees, and their nominees, who hold Common Stock of record, to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. L-P has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $15,000 plus reimbursement for certain expenses.

                                   EXHIBIT A
                         LOUISIANA-PACIFIC CORPORATION
                       1994 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE OF THE PLAN. This Plan shall be known as the "Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan." The purpose of the Plan is to permit employees of Louisiana-Pacific Corporation ("the Company") and of its Subsidiaries (as hereinafter defined) to obtain or increase a proprietary interest in the Company by permitting them to make installment purchases of shares of the Company's Common Stock (as hereinafter defined) through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code").

    2.  DEFINITIONS.

        (a) COMMON STOCK. The Company's $1 par value common stock as presently constituted and shares of common stock which may be issued by the Company in exchange for or reclassification thereof.

        (b)  OFFERING DATES.

            (i)  FIRST OFFERING DATE.  September 1, 1994.

            (ii)  SECOND OFFERING DATE.  September 1, 1995.

        (c)  OFFERING PERIODS.

            (i) FIRST OFFERING PERIOD. The period beginning on September 1, 1994, and ending on September 30, 1994.

            (ii) SECOND OFFERING PERIOD. The period beginning on September 1, 1995, and ending on September 30, 1995.

        (d)  PURCHASE DATES.

            (i) FIRST PURCHASE DATE. September 30, 1996, or any earlier date of purchase pursuant to subscriptions entered into during the First
        Offering Period.

            (ii) SECOND PURCHASE DATE. September 30, 1997, or any earlier date of purchase pursuant to subscriptions entered into during the Second Offering Period.

        (e)  PURCHASE PERIODS.

            (i)  FIRST  PURCHASE PERIOD.   The  period beginning  on October  1,
        1994, and ending on September 30, 1996.

            (ii) SECOND PURCHASE PERIOD. The period beginning on October 1, 1995, and ending on September 30, 1997.

        (f)  PURCHASE PRICE.   The lesser of (i)  the Maximum Purchase Price  or
    (ii) the mean between the reported high and low sale prices of Common Stock on the New York Stock Exchange -- Composite Transactions on the applicable Purchase Date or on the last day preceding such date on which such Exchange shall have been open. The Purchase Price per share shall be subject to adjustment in accordance with the provisions of Section 18 of this Plan.

        (g) MAXIMUM PURCHASE PRICE. 85 percent of the mean between the reported high and low sale prices of Common Stock on the New York Stock Exchange -- Composite Transactions on the last day preceding the applicable Offering Date on which such Exchange shall have been open.

        (h) ELIGIBLE EMPLOYEES. Those persons who on the applicable Offering Date are employees of the Company or a Subsidiary except those who, immediately prior to the applicable Offering Date, would be deemed under
    Section 423(b)(3) of the Code to own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any other corporation that constitutes a parent or subsidiary corporation of the Company within the meaning of that section.

        (i) PARTICIPANT. An Eligible Employee who subscribes for the purchase of shares of Common Stock under the Plan in accordance with the Plan.

        (j) MONTHLY COMPENSATION. For an Eligible Employee on the payroll of the Company or a Subsidiary for the entire calendar month preceding the applicable Offering Date, the compensation paid or accrued to such Eligible Employee for such month plus, in the case of such an Eligible Employee whose compensation for such month was based wholly or partly on a bonus, commission, profit sharing or similar arrangement for which no accrual was made for such month, an amount equal to the portion attributable to one month of the amount accrued to such Eligible Employee as of the day preceding the applicable Offering Date, on the books of the Company or its Subsidiaries in accordance with such arrangement. For all other Eligible Employees, Monthly Compensation shall be the monthly rate of compensation in effect immediately prior to the applicable Offering Date. For all purposes of the Plan, Monthly Compensation shall include any amount which is contributed by the Company or a Subsidiary pursuant to a salary reduction agreement and which is not includable in the gross income of an Eligible Employee under Code Sections 125 (relating to "cafeteria plans") or 402(a)(8) (relating to elective contributions under a "401(k)" plan).

        (k) SUBSIDIARY. A corporation of which, on the applicable Offering Date, the Company or a subsidiary of the Company owns at least 51 percent of the total combined voting power of all classes of stock and whose employees are authorized to participate in the Plan by the Board of Directors of the Company.

    3. THE OFFERING. The number of shares of Common Stock subject to the Plan shall be 700,000, subject to adjustment as provided in Section 18 below. During each Offering Period the Company may offer, at the applicable Purchase Price, for subscription by Eligible Employees in accordance with the terms of the Plan, such number of authorized and unissued or treasury shares of its Common Stock subject to the Plan as may be determined by the Board of Directors of the Company.

    4.  SUBSCRIPTIONS.

        (a) SHARES SUBJECT TO SUBSCRIPTION. During each Offering Period, each Eligible Employee shall be entitled to subscribe for the number of whole shares of Common Stock offered during such Offering Period designated by him in accordance with the terms of the Plan; provided, however, that the minimum number of such shares that may be subscribed for shall be the number of whole shares that can be purchased, at the Maximum Purchase Price for such Offering Period, with $600, and the maximum number of such shares that may be subscribed for shall be the number of whole shares that can be purchased, at the Maximum Purchase Price for such Offering Period, with the lesser of (i) $21,240 or (ii) 50 percent of the Eligible Employee's Monthly Compensation multiplied by 24.

        (b) FURTHER LIMITATION ON SUBSCRIPTIONS. Notwithstanding Section 4(a) above, the maximum number of shares that may be subscribed for by an Eligible Employee shall be further limited and reduced to the extent that the number of shares owned by such Eligible Employee immediately after any Offering Date for purposes of Section 423(b)(3) of the Code plus the maximum number of shares set forth in Section 4(a) above would exceed 5 percent of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary corporation of the Company within the meaning set forth in Section 423(b)(3) of the Code.

        (c) SUBSCRIPTION AGREEMENTS. Subscriptions pursuant to the Plan shall be evidenced by the completion and execution of subscription agreements in the form provided by the Company and delivery of such agreements to the Company, at the place designated by the Company, prior to the expiration of each Offering Period. Except as provided in the Plan, no subscription agreement shall be subject to termination or reduction during the Offering Period to which it relates without written consent of the Company.

        (d) OVER SUBSCRIPTION. In the event that the aggregate number of shares subscribed for pursuant to the Plan as of any Purchase Date shall exceed the number of shares offered for sale during the Offering Period related to such Purchase Date, then each subscription for such Offering Period pursuant to which a purchase is effected shall be reduced to the number of shares that such subscription would cover in the event of a proportionate reduction of all subscriptions for such Offering Period outstanding on such Purchase Date so that the aggregate number of shares subject to all such subscriptions would not exceed the number of shares offered for sale during such Offering Period. In making such reductions, fractions of shares shall be disregarded and each subscription shall be for a whole number of shares.

    5. APPROVAL OF STOCKHOLDERS. The Plan shall be submitted for approval by stockholders of the Company prior to January 30, 1995. Subscriptions shall be subject to the condition that, prior to such date, the Plan shall be approved by the stockholders of the Company in the manner contemplated by Section 423(b)(2) of the Code and Treasury Regulation Section 1.423-2(c). If not so approved prior to such date, the Plan shall terminate, all subscriptions hereunder shall be canceled and be of no further force and effect, and all Participants shall be entitled to the prompt refund in cash of all sums withheld from and paid by them pursuant to the Plan.

    6. PAYMENT OF PURCHASE PRICE. Except as otherwise specifically provided in the Plan, the Purchase Price of all shares purchased hereunder shall be paid in equal installments (in the currency in which the Participant is paid) through payroll deduction from the Participant's compensation during the applicable Purchase Period, without the right of prepayment. Each installment shall be in an amount (in the currency in which the Participant is paid) calculated as of the Offering Date to be equal to the Maximum Purchase Price multiplied by the number of shares subscribed for divided by twice the number of annual pay periods for such Participant, with appropriate adjustment of future payroll deductions for a Participant whose payroll period changes. A Participant shall pay the amount of any difference between the Purchase Price and the amount so withheld in cash not later than the applicable Purchase Date; there shall be an appropriate reduction in the number of shares to be purchased by a Participant who fails to make such a required payment.

    7. APPLICATION OF FUNDS; PARTICIPANTS' ACCOUNTS. All amounts withheld from and paid by Participants hereunder shall be deposited in the Company's general corporate account to be used for any corporate purposes; provided, however, that the Company shall maintain a separate bookkeeping account for each Participant hereunder reflecting all amounts withheld from and paid by such Participant with respect to each Purchase Period under the Plan. No interest shall be credited to such separate accounts.

    8. ISSUANCE OF SHARES. Shares purchased under the Plan shall, for all purposes, be considered to have been issued, sold and purchased at the close of business on the applicable Purchase Date. Prior to each applicable Purchase Date, no Participant shall have any rights as a holder of any shares covered by a subscription agreement. Promptly after each Purchase Date, the Company shall issue and deliver to the Participant a stock certificate or certificates representing the whole number of shares purchased by him during the Purchase Period ending with such Purchase Date and refund to the Participant in cash any excess amount in his account relating to such Purchase Period. No adjustment shall be made for dividends or for the other rights for which the record date is prior to the applicable Purchase Date, except as may otherwise be provided in
Section 18.

    9. RIGHT TO TERMINATE SUBSCRIPTION. Each Participant shall have the right, at any time after the expiration of each Offering Period and prior to the applicable Purchase Date, to terminate his subscription relating to such Offering Period by written notice to the Company and receive a prompt refund in cash of the total amount in his account with respect to the applicable Purchase Period.

    10. RIGHT TO REDUCE NUMBER OF SHARES. Each Participant shall have the right, at any time after the expiration of each Offering Period and prior to the applicable Purchase Date, to make, by written notice to the Company, a one-time-only reduction in the number of shares covered by his subscription agreement relating to such Offering Period. Upon such reduction of shares, an appropriate reduction shall be made in the Participant's future payroll deductions during the applicable Purchase Period and the excess amount in the Participant's account with respect to such Purchase Period resulting from such reduction shall be promptly refunded to the Participant in cash or, at the option of the Participant, shall be applied in equal amounts against all future installment payments of the Maximum Purchase Price of the reduced number of shares to be purchased during the applicable Purchase Period.

    11. TERMINATION OF EMPLOYMENT. Upon termination of employment of a Participant for any reason other than retirement, disability or death, including by reason of the sale of the Subsidiary by which the Participant is employed such that the Company or a Subsidiary of the Company no longer owns at least 51 percent of the total combined voting power of all classes of stock of the Subsidiary, a Participant shall have, during the period of three months following his termination date, but prior to the applicable Purchase Date, the right with respect to each Purchase Period for which he has an account under the Plan to elect to receive either a refund in cash of the total amount of his account relating to such Purchase Period or the whole number of shares that can be purchased at the applicable Purchase Price with such amount together with any remaining cash in his account relating to such Purchase Period. Each election must be in writing and delivered to the Company within the aforementioned period. If the Participant elects to receive shares, the Purchase Date shall be the date the Participant's election is delivered to the Company. In the event the Participant does not make a timely election with respect to any Purchase Period for which he has an account under the Plan, he shall be deemed to have elected to receive a cash refund of the amount of his account relating to such Purchase Period.

    12. RETIREMENT; DISABILITY. A Participant who retires or whose employment is terminated by reason of any injury or illness of such a serious nature as to disable the Participant from resuming employment with the Company shall have all of the rights described in Section 11 above and shall have the additional right to elect, in the manner described in Section 11, to prepay in cash in a lump sum the entire unpaid balance of the Purchase Price of the shares covered by his subscription agreement relating to each Purchase Period and to receive such shares. The Purchase Date for this purpose shall be the date on which both the Participant's election and the lump-sum cash payment shall have been delivered to the Company. For purposes of the Plan, a termination of employment at or after age 60 for any reason shall be considered retirement.

    13. DEATH. In the event of the death of a Participant while in the employ of the Company or a Subsidiary and prior to full payment of the Maximum Purchase Price for the shares covered by his subscription with respect to each Purchase Period, or the death of a retired or disabled Participant prior to the exercise of his rights described in Section 12 above, his personal representative shall have, during the period of three months following termination of the Participant's employment, but prior to the applicable Purchase Date, the rights described in Section 12. In the event of the death of a Participant who previously terminated employment by reason other than retirement or disability prior to full payment of the Maximum Purchase Price for the shares covered by his subscription with respect to each Purchase Period and prior to the exercise of his rights described in Section 11, his personal representative shall have the rights described in Section 11.

    14. TERMINATION, RETIREMENT OR DEATH PRIOR TO STOCKHOLDER APPROVAL. Notwithstanding Sections 11, 12, and 13, if the Plan shall not have been approved by stockholders of the Company as described in Section 5 prior to the time for the exercise of any rights described in Sections 11, 12 or 13, the Participant or his personal representative shall only have, under said Sections, the right to receive a refund in cash of the total amount in his account with respect to each Purchase Period.

    15. TEMPORARY LAYOFF; LEAVES OF ABSENCE. A Participant's installment payments with respect to each Purchase Period shall be suspended during any period of absence from work due to temporary layoff or leave of absence without pay. If such Participant returns to active employment within the applicable Purchase Period, installment payments shall resume and the Participant shall be entitled to elect either to make up the deficiency in his account with respect to such Purchase Period immediately with a lump-sum cash payment, or to have future installments with respect to such Purchase Period uniformly increased to make up the deficiency, or to have an appropriate reduction made in the number of shares covered by his subscription agreement with respect to such Purchase Period to eliminate the deficiency. The election (together with the lump-sum cash payment, if applicable) must be delivered to the Company within 10 days of the Participant's return to active employment but prior to the applicable Purchase Date. If the Participant fails to make a timely election, the appropriate reduction of shares shall be made in accordance with the above. If the Participant does not return to active employment within the applicable Purchase Period, he shall have the right to elect to receive either a refund in cash of the total amount of his account with respect to such Purchase Period or the whole number of shares which can be purchased at the applicable Purchase Price with such amount together with any remaining cash in his account with respect to the Purchase Period. The election must be in writing and delivered to the Company prior to, and shall be effective as of, the applicable Purchase Date. In the event the Participant does not make a timely election with respect to any Purchase Period, he shall be deemed to have elected to receive the cash refund with respect to that Purchase Period.

    16. INSUFFICIENCY OF COMPENSATION. In the event that for any payroll period, for reasons other than termination of employment for any reason, temporary layoff or leave of absence without pay, a Participant's compensation (after all other proper deductions from his compensation) becomes insufficient to permit the full withholding of his installment payment, the Participant may pay the deficiency in cash when it becomes due. In the event that, in a subsequent payroll period, the Participant's compensation becomes sufficient to make the full installment payment and there still remains a deficiency in his account, the deficiency must then be eliminated through the election of one of the alternatives described in Section 15. The Participant must deliver his election to the Company within 10 days of the end of such subsequent payroll period but prior to the applicable Purchase Date. In the event that on the applicable Purchase Date there remains a deficiency in such a Participant's account or, in the event a Participant described above fails to make a timely election, the appropriate reduction of shares shall be made in accordance with
Section 15.

    17.  INTEREST.   Any person who  becomes entitled to  receive any amount  of cash refund from any account maintained for him pursuant to any provision of the

Plan shall be entitled to receive in cash, at the same time, simple interest on the amount of such refund at the rate of 6 1/4 percent per annum. Any refund shall be deemed to be made from the most recent payment or payments made by the Participant pursuant to the Plan.

    18. EFFECT OF CERTAIN STOCK TRANSACTIONS. If at any time prior to the second Purchase Date the Company shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company or another corporation in which it is financially interested and otherwise than in discharge of the Company's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common Stock outstanding by a consolidation of shares, then (a) in the event of such an increase in the number of such shares outstanding, the number of shares then remaining subject to the Plan and the number of shares of Common Stock then subject to Participants' subscription agreements shall be proportionately increased and the Maximum Purchase Price and the Purchase Price per share for each Purchase Period affected by such event shall be proportionately reduced and (b) in the event of such a reduction in the number of such shares outstanding, the number of shares then remaining subject to the Plan and the number of shares of Common Stock then subject to subscription agreements shall be proportionately reduced and the Maximum Purchase Price and the Purchase Price per share for each Purchase Period affected by such event shall be proportionately increased. Except as provided in this Section 18, no adjustment shall be made under the Plan or any subscription agreement by reason of any dividend or other distribution declared or paid by the Company.

    19. MERGER, CONSOLIDATION, LIQUIDATION OR DISSOLUTION. In the event of any merger or consolidation of which the Company is not to be the survivor (or in which the Company is the survivor but becomes a subsidiary of another corporation), or the liquidation or dissolution of the Company, each Participant shall have the right immediately prior to such event to elect to receive the number of whole shares that can be purchased at the Purchase Price applicable to each Purchase Period with respect to which such Participant has subscribed for purchase of Common Stock with the full amount that has been withheld from and paid by him pursuant to the subscription agreement relating to such Purchase Period, together with any remaining excess cash in his account relating to such Purchase Period. If such election is not made with respect to the amount in a Participant's account for any Purchase Period, the Participant's subscription agreement shall terminate and he shall receive a prompt refund in cash of the total amount in such account.

    20. LIMITATION ON RIGHT TO PURCHASE. Notwithstanding any provision of the Plan to the contrary, if at any time a Participant is entitled to purchase shares of Common Stock on a Purchase Date, taking into account such Participant's rights, if any, to purchase Common Stock under the Plan and all other stock purchase plans of the Company and of other corporations that constitute parent or subsidiary corporations of the Company within the meaning of Sections 425(e) and (f) of the Code, the result would be that, during the then current calendar year, such Participant would have first become entitled to purchase under the Plan and all such other plans a number of shares of Common Stock of the Company that would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares that such Participant shall be entitled to purchase pursuant to the Plan on such Purchase Date shall be reduced by the number that is one more than the number of shares that represents the excess, and any excess amount in his account resulting from such reduction shall be promptly refunded to him in cash.

    21. NON-ASSIGNABILITY. None of the rights of an Eligible Employee under the Plan or any subscription agreement entered into pursuant hereto shall be transferable by such Eligible Employee otherwise than by will or the laws of descent and distribution, and during the lifetime of an Eligible Employee such rights shall be exercisable only by him.

    22. SHARES NOT PURCHASED. Shares of Common Stock subject to the Plan that are not subscribed for during the First Offering Period and shares subscribed for pursuant to the First Offering Period that thereafter cease to be subject to any subscription agreement hereunder shall remain subject to and reserved for use in connection with the Second Offering Period. Shares of Common Stock subject to the Plan that are not subscribed for during the Second Offering Period and shares subscribed for during the Second Offering Period that thereafter cease to be subject to any subscription agreement hereunder shall be free from reservation for use in connection with the Plan.

    23. CONSTRUCTION; ADMINISTRATION. All questions with respect to the construction and application of the Plan and subscription agreements thereunder and the administration of the Plan shall be settled by the determination of the Board of Directors or of one or more other persons designated by it, which determinations shall be final, binding and conclusive on the Company and all employees and other persons. All Eligible Employees shall have the same rights and privileges under the Plan. The Purchase Price, the Maximum Purchase Price, and the amount in each Participant's account shall be denominated in United States dollars and amounts received from or paid to any Participant in any other currency shall be converted into United States dollars at the exchange rate in effect on the date of receipt or payment.

    24. TERMINATION OR AMENDMENT. The Plan may be terminated or amended in any way by the Board of Directors at any time prior to approval of the Plan by the stockholders of the Company pursuant to Section 5. Subsequent to such approval of the Plan by the stockholders of the Company, the Plan may be amended by the Board of Directors, provided that no such amendment shall (a) adversely affect the rights of employees under subscription agreements theretofore entered into pursuant to the Plan or (b) increase the maximum number of shares of Common Stock offered under the Plan or decrease the price per share, except pursuant to
Section 18.

LOUISIANA-PACIFIC CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING MAY 3, 1994

P
R
O
X
Y

The undersigned hereby constitutes and appoints Pierre S. du Pont IV, Donald R. Kayser and Charles E. Yeager and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("L-P"), which the undersigned may be entitled to vote at the annual meeting of L-P stockholders to be held May 3, 1994, or at any adjournment thereof.

Nominees for Election as Directors:

Bonnie Guiton Hill, Harry A. Merlo, Francine I. Neff

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. BY SIGNING ON THE REVERSE, YOU ACKNOWLEDGE RECEIPT OF THE 1994 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND ACCOMPANYING PROXY STATEMENT AND REVOKE ALL PROXIES HERETOFORE GIVEN BY YOU TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

SEE REVERSE SIDE

X    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3. If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

The Board of Directors recommends a vote FOR the election of directors and FOR proposals 2 and 3.

1.  Election of Directors (see reverse)
    FOR          WITHHELD

FOR all nominees except as marked to the contrary below:


- --------------------------------------------------------

2.  Approval of 1994 Employee Stock Purchase Plan.
    FOR          AGAINST          ABSTAIN

3.  Approval of independent accountants.
    FOR          AGAINST          ABSTAIN

NOTE: Please sign exactly as name appears hereon. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


- ---------------------------------------------------------

                                                     1994
- ----------------------------------------------------
SIGNATURE(S)                         DATE SIGNED

                            Appendix to EDGAR Filing
                        of Definitive Proxy Materials of
                          Louisiana-Pacific Corporation

                             Omitted Graphic Material


1.  Map

    Description -- A simplified map showing the location of the registrant's annual meeting in relation to the Reno/Cannon International Airport and the intersection of U.S. Highway 395 and Interstate Highway 80 in the vicinity of Reno, Nevada.

2.  Performance Graph

    Description -- The performance graph required by the Commission's proxy rules is described in the text and table appearing in the electronic filing adjacent to the designated location for the performance graph.